Exhibit 99.1

THE GOLDFIELD CORPORATION ANNOUNCES RESUMPTION OF STOCK REPURCHASE PROGRAM
MELBOURNE, Florida, December 10, 2018 - The Goldfield Corporation (NYSE American: GV), (“Goldfield” or the “Company”), a leading provider of electrical construction services for the utility industry and industrial customers through its subsidiaries, Power Corporation of America, C and C Power Line, Inc., Southeast Power Corporation and Precision Foundations, Inc., today announced that its Board of Directors has authorized the Company to resume its repurchase of Common Stock pursuant to its previously adopted repurchase plan, which has been extended until September 30, 2019. The plan authorized the repurchase of up to 3,500,000 shares, of which 2,345,060 have been repurchased to date, leaving approximately 1,154,940 shares authorized for repurchase under the program.
President and Chief Executive Officer John H. Sottile said, “We are pleased that the Board has authorized the resumption of our stock repurchase program. We believe that the repurchase of shares at recent trading-price levels represents a prudent investment in the Company’s future.”
Stock repurchases may be made through a variety of methods, including open market or privately negotiated transactions. The timing and number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. Goldfield’s stock repurchase program does not obligate it to repurchase any specific dollar value or number of shares of stock, and may be suspended, increased, extended, or discontinued by the Company’s Board of Directors at any time.

About Goldfield
Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic, and Texas-Southwest regions of the United States. For additional information on our results, please refer to our filings with the Securities and Exchange Commission which can be found on the Company’s website at http://www.goldfieldcorp.com.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.
For further information, please contact:
The Goldfield Corporation
Steve Carr
Phone: (312) 780-7211
Email: scarr@dresnerco.com